UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2018
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GENERAL MOTORS COMPANY
(Exact name of registrant as specified in its charter)
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DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of principal executive offices)	48265-3000 (Zip Code)

(313) 667-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On October 3, 2018, GM Cruise Holdings LLC (“GM Cruise”), an indirect subsidiary of General Motors Company, entered into a Purchase Agreement (the “Purchase Agreement”), with Honda Motor Co., Ltd., a Japanese company (“Honda”), pursuant to which Honda agreed to purchase and acquire certain equity securities in GM Cruise, subject to the terms and conditions set forth therein. In connection with the acquisition of such securities, the Amended and Restated Limited Liability Company Agreement of GM Cruise (the “Existing Operating Agreement”), by and among General Motors Holdings LLC (“Holdings”), GM Cruise and SB Investment Holdings (UK) Limited was further amended and restated to, among other matters, designate the rights and obligations attaching to a new class of Class E Common Shares in GM Cruise issued to Honda (such Second Amended and Restated Limited Liability Company Agreement of GM Cruise, the “Operating Agreement” and together with the Purchase Agreement, the “Agreements”).

Description of the Agreements

The Purchase Agreement provides that Honda will invest $750 million in cash in GM Cruise in exchange for Class E Common Shares (the “Class E Common Shares”), representing 5.7% of the fully diluted equity of GM Cruise as of the closing date (the “Investment”). The closing of the Investment (the “Closing”) occurred simultaneously with the execution of the Purchase Agreement.

The proceeds from the Investment will be used by GM Cruise for working capital and general corporate purposes.

Honda will have the right, conditioned upon regulatory approval following the Closing, to designate one observer to the GM Cruise board for so long as Honda continues to own all of its Class E Common Shares issued at the Closing (the “Floor Amount”). Additionally, following the Closing, Honda will have a minority consent right with respect to amendments to the Operating Agreement that would have a material and disproportionate adverse effect on the terms of the Class E Common Shares (subject to certain exceptions) for so long as Honda continues to own the Floor Amount.

The Operating Agreement includes, among other things, negotiated tag-along, drag-along, preemptive and registration rights.

Description of the Class E Common Shares

Dividends

The Class E Shares will rank as to distributions alongside the other common equity of GM Cruise.

Call Right

At any time on or after the date on which Honda or GM Cruise and/or Holdings terminates certain commercial arrangements entered into in connection with the Agreements, GM Cruise and/or Holdings will have the right to purchase all (but not less than all) of the Class E Common Shares of GM Cruise held by Honda for cash. The purchase price for any Class E Common Shares will be based on the fair market value of GM Cruise as of the time the call right is exercised, determined using an appraisal conducted by independent third party valuation experts and subject to certain mechanics and adjustments.

Transfer Rights

Prior to the later of the 7 year anniversary of the Closing and (in certain circumstances) the date on which certain commercial agreements between Honda (and/or its affiliates) and GM Cruise are terminated (the “Honda Trigger Date”), Honda will not be permitted to transfer any equity securities in GM Cruise directly or indirectly, in each case except (i) with the prior written consent of Holdings and the GM Cruise board, and (ii) pursuant to customary exceptions for transfers to affiliates that are not competitors of GM Cruise or General Motors Company. At any time on or after the Honda Trigger Date, Honda may transfer its equity securities in GM Cruise to third parties, subject to a right of first refusal in favor of Holdings and subject to restrictions regarding the transfer of equity securities to certain competitors of GM Cruise or General Motors Company.

If Holdings proposes to transfer more than 50% of GM Cruise’s equity securities to a third party prior to an IPO of GM Cruise, Holdings shall have the right to drag the equity securities of the other GM Cruise members (including Honda) as part of such transaction.

Honda is entitled to customary tag-along rights in connection with any transfer by Holdings of its equity securities to a third party prior to an IPO.

The foregoing description of the Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreements and the exhibits and appendices thereto. The Agreements shall be filed with the U.S. Securities and Exchange Commission as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018.

ITEM 8.01 Other Events

Description of the Supporting Agreements

At Closing, Honda and certain of its affiliates, on the one hand, and GM Cruise and/or Holdings (or certain of Holdings’ affiliates), on the other hand, also entered into certain agreements pursuant to which, among other matters, Honda will contribute approximately $2 billion predominantly in the form of a long-term annual fee to GM Cruise, with the remaining contribution or funding coming in the form of shared development costs for certain components of a new shared autonomous vehicle for deployment on GM Cruise’s AV network.

Forward-Looking Statements

This Form 8-K, press release and related comments by management may include forward-looking statements. These statements are based on current expectations about possible future events and thus are inherently uncertain. Our actual results may differ materially from forward-looking statements due to a variety of factors, including: (1) our ability to deliver new products, services and experiences that attract new, and are desired by existing, customers and to effectively compete in autonomous, ride-sharing and transportation as a service; (2) sales of crossovers, SUVs and full-size pick-up trucks; (3) our ability to reduce the costs associated with the manufacture and sale of electric vehicles; (4) the volatility of global sales and operations; (5) our significant business in China which subjects us to unique operational, competitive and regulatory risks; (6) our joint ventures, which we cannot operate solely for our benefit and over which we may have limited control; (7) changes in government leadership and laws (including tax laws), economic tensions between governments and changes in international trade policies, new barriers to entry and changes to or withdrawals from free trade agreements, changes in foreign exchange rates, economic downturns in foreign countries, differing local product preferences and product requirements, compliance with U.S. and foreign countries' export controls and economic sanctions, differing labor regulations and difficulties in obtaining financing in foreign countries; (8) our dependence on our manufacturing facilities; (9) the ability of suppliers to deliver parts, systems and components without disruption and on schedule; (10) prices of raw materials; (11) our highly competitive industry; (12) the possibility that competitors may independently develop products and services similar to ours despite our intellectual property rights; (13) security breaches and other disruptions to our vehicles, information technology networks and systems; (14) compliance with laws and regulations applicable to our industry, including those regarding fuel economy and emissions; (15) costs and risks associated with litigation and government investigations; (16) the cost and effect on our reputation of product safety recalls and alleged defects in products and services; (17) our ability to successfully and cost-efficiently restructure operations in various countries, including Korea, with minimal disruption to our supply chain and operations, globally; (18) our ability to realize production efficiencies and to achieve reductions in costs; (19) our ability to develop captive financing capability through General Motors Financial Company; (20) significant increases in pension expense or projected pension contributions; and (21) our ability to consummate the announced transactions on the expected terms and within the anticipated time period. A further list and description of these risks, uncertainties and other factors can be found in our Annual Report on Form 10-K, and our subsequent filings with the Securities and Exchange Commission. General Motors cautions readers not to place undue reliance on forward-looking statements. General Motors undertakes no obligation to update publicly or otherwise revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
	By:	/s/ RICK E. HANSEN
Date: October 3, 2018		Rick E. Hansen Assistant General Counsel and Corporate Secretary